Exhibit 10.1

ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made to be effective as of the 25th day of October, 2018, by and between THRE Global Investments, LLC, a Delaware limited liability company, with an address at c/o Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10017 (“Assignor”), and NR MAIN STREET AT KINGWOOD LLC, a Delaware limited liability company, with an address at c/o Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10017 (“Assignee”).

RECITALS

A. MAIN STREET KINGWOOD, LTD., a Texas limited partnership (“Seller”), as seller, and Assignor, as purchaser, executed that certain Real Estate Purchase Contract dated effective as of August 10, 2018 (as amended, the “Purchase Agreement”), concerning certain real property located in Harris County, Texas more particularly described in the Purchase Agreement (the “Property”). Any capitalized term used herein that is not otherwise defined herein shall have the meaning given thereto in the Purchase Agreement.

B. The Purchase Agreement was amended pursuant to (i) that certain First Amendment to Real Estate Purchase Contract dated effective as of September 7, 2018, (ii) that certain Second Amendment to Real Estate Purchase Contract dated effective as of September 19, 2018, (iii) that certain Third Amendment to Real Estate Purchase Contract dated effective as of September 28, 2018, (iv) that certain Fourth Amendment to Real Estate Purchase Contract dated effective as of October 3, 2018; and (v) that certain Fifth Amendment to Real Estate Purchase Contract dated effective as of October 22, 2018, each between Seller and Assignor.

C. Pursuant to the Purchase Agreement, Assignor desires to enter into this Assignment to, among other things, assign its right and interest in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Assignor’s obligations and liabilities under the Purchase Agreement.

For and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto Assignor and Assignee hereby agree as follows:

ASSIGNMENT:

1. Assignment and Assumption. Assignor hereby assigns, transfers, and conveys to Assignee, its successors, legal representatives, and assigns, all of Assignor’s right, title and interest in and to the Purchase Agreement, to have and to hold the same unto Assignee, its successors, legal representatives and assigns, forever, subject, however, to the terms and conditions contained in the Purchase Agreement. Assignee accepts such assignment and assumes and agrees to perform each of the obligations of Assignor arising under the Purchase Agreement. Assignor shall remain obligated under the Purchase Agreement notwithstanding this Assignment.

2. Enforcement. Assignor authorizes and empowers Assignee, upon its performance of the terms and conditions contained in the Purchase Agreement to be performed by the purchaser thereunder, to enforce the performance of the terms and conditions contained in the Purchase Agreement to be performed by Seller and to demand and receive of Seller the deed and all other items and documents covenanted to be given in the Purchase Agreement to the purchaser thereunder, in the same manner and with the same effect as Assignor itself might or could do had this Assignment not been made. Assignor and Assignee acknowledge that Seller may enforce the obligations of the purchaser under the Purchase Agreement directly against Assignee or Assignor in accordance with the terms of the Purchase Agreement.

3. Earnest Money. Assignor hereby irrevocably assigns and transfers to Assignee, its successors, legal representatives and assigns, all of Assignor’s right, title and interest in and to the Deposit (as defined in the Purchase Agreement), plus any accrued interest thereon, heretofore deposited by Assignor pursuant to the Purchase Agreement.

EXECUTED effective as of the date first above written.

ASSIGNOR:

THRE GLOBAL INVESTMENTS, LLC, a Delaware limited liability company

By:	/s/ MICHAEL FISK
Name:	MICHAEL FISK
Title:	ASSISTANT SECRETARY

ASSIGNEE:

NR MAIN STREET AT KINGWOOD LLC, a Delaware limited liability company

By:	TH Real Estate Global Cities Advisors, LLC, a Delaware limited liability company, Its Investment Advisor

	By:	/s/ MICHAEL FISK
Name: MICHAEL FISK
Title: ASSISTANT SECRETARY